      As filed with the Securities and Exchange Commission on May 21, 1999.
                                                Registration No. 333-
                                                                     -----------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                         RESORTQUEST INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
          DELAWARE                                                62-1750352
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                              Identification No.)
                         530 OAK COURT DRIVE, SUITE 360
                            MEMPHIS, TENNESSEE 38117
                                 (901) 762-0600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       RESORTQUEST INTERNATIONAL, INC. AMENDED AND RESTATED 1998 LONG-TERM
                                 INCENTIVE PLAN
                              (Full Title of Plan)
                         ------------------------------

                   DAVID C. SULLIVAN, CHIEF EXECUTIVE OFFICER
                         RESORTQUEST INTERNATIONAL, INC.
                         530 OAK COURT DRIVE, SUITE 360
                            MEMPHIS, TENNESSEE 38117
                                 (901) 762-0600
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:
                            Bruce S. Mendelsohn, Esq.
                              Paul A. Belvin, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1333 New Hampshire Avenue, NW
                                    Suite 400
                              Washington, DC 20036
                                 (202) 887-4000

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED             PROPOSED
                                                                  MAXIMUM              MAXIMUM
                                                                  AGGREGATE            AGGREGATE        AMOUNT OF
                                              AMOUNT TO            PRICE               OFFERING       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       BE REGISTERED(1)       PER SHARE              PRICE             FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 102,351 shares          $8.94(2)         $915,017.94         $269.93
                                           1,676,250 shares         $11.00(2)      $18,438,750.00       $5,439.43
                                              30,000 shares         $16.81(2)         $504,300.00         $148.77
                                              10,000 shares         $11.38(2)         $113,800.00          $33.57
                                               2,500 shares         $15.13(2)          $37,825.00          $11.16
                                              26,000 shares         $10.06(2)         $261,560.00          $77.16
                                              10,000 shares          $9.25(2)          $92,500.00          $27.29
                                             758,755 shares        $14.625(3)      $11,096,791.00       $3,273.55
                                           ----------------                        --------------       ---------
                                           2,615,856 shares                        $31,460,543.00       $9,280.86
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



(1) This registration statement covers shares of common stock of ResortQuest International, Inc. that may be offered or sold pursuant to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan (the "Plan"). This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which the outstanding options may be exercised.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange on May 20, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.  *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.  *

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, including any amendments thereto, which have been or shall be filed by ResortQuest International, Inc. with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be a part hereof from the date of filing such documents.

         (a) ResortQuest's annual report on Form 10-K for the fiscal year ended December 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 001-14115);

         (b) ResortQuest's definitive proxy statement, pursuant to Section 14(a) of the Securities Exchange Act of 1934 (File No. 001-14115);

         (c) The description of our common stock set forth in the registration statement on Form S-1, as amended (File
                  No. 333-4787) and incorporated by reference into the registration statement on Form 8-A under the Exchange
                  Act filed on May 12, 1998, and the description of the Preferred Stock Purchase Rights set forth in our Form 8-A (Amendment No. 1) filed on March 12, 1999;

         (d) ResortQuest's quarterly report on Form 10-Q for the three months ended March 31, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 01-14115); and

         (e) ResortQuest's report on Form 8-K filed May 21, 1999 and the financial statements in the pages numbered with an "F" designation in the exhibit to the Form 8-K.

         All documents subsequently filed by ResortQuest with the Commission pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this registration statement or by any document that constitutes part of the prospectus relating to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         ResortQuest's common stock is registered pursuant to Section 12 of the Exchange Act.

Therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides (1) that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; (2) that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (3) that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (4) that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, articles seventh and eighth of our certificate of incorporation, as amended, provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to ResortQuest or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174; or (4) for any transaction from which the director derived an improper personal benefit. We shall, to the fullest extent permitted by Section 145, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.

         In addition, Article VIII of our bylaws further provides that we shall indemnify our officers, directors and employees to the fullest extent permitted by law.

         We have entered into indemnification agreements with each of our executive officers and directors which indemnifies such person to the fullest extent permitted by our amended and restated certificate of incorporation, our bylaws and Delaware Law. We also have obtained directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


        EXHIBIT
        NUMBER             DESCRIPTION
        ------             -----------
         4.1      -        ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive
                           Plan (previously filed on April 6, 1999 as Exhibit A to ResortQuest's definitive proxy statement and incorporated herein by reference).

         5.1      -        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

         23.1     -        Consent of Arthur Andersen LLP.

         23.2     -        Consent of Arthur Andersen LLP.

         23.3     -        Consent of Morrison, Brown, Argiz and Company.

         23.4     -        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1)

         24.1     -        Power of Attorney (included on the signature page of this prospectus).


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, ResortQuest certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 20, 1999.


                                       RESORTQUEST INTERNATIONAL, INC.

                                       By: /s/ Jeffery M. Jarvis
                                          -------------------------------------
                                          Jeffery M. Jarvis, Senior Vice
                                          President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sullivan, David L. Levine, Jeffery M. Jarvis and John K. Lines, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                           Capacity                     Date
   ---------                           --------                     ----






/s/ David C. Sullivan          Chairman of the Board and      May 20, 1999
---------------------------    Chief Executive Officer,
(David C. Sullivan)            (Principal Executive
                               Officer)


/s/ David L. Levine            President and Chief            May 20, 1999
---------------------------    Operating Officer, Director
(David L. Levine)              Senior Vice President and
                               Chief Financial Officer

/s/ Jeffery M. Jarvis          (Principal Financial and       May 20, 1999
---------------------------    Accounting Officer)
(Jeffery M. Jarvis)

/s/ William W. Abbott, Jr.     Director                       May 20, 1999
---------------------------
(William W. Abbott, Jr.)

/s/ Elan J. Blutinger          Director                       May 20, 1999
---------------------------
(Elan J. Blutinger)


---------------------------    Director                       May ___, 1999
(D. Fraser Bullock)


---------------------------    Director                       May ___, 1999
(Joshua M. Freeman)

/s/ Heidi O'Leary Houston      Director                       May 20, 1999
---------------------------
(Heidi O'Leary Houston)

/s/ Michael D. Rose            Director                       May 20, 1999
---------------------------
(Michael D. Rose)

/s/ Andre S. Tatibouet         Director                       May 20, 1999
---------------------------
(Andre S. Tatibouet)

/s/ Joseph V. Vittoria         Director                       May 20, 1999
---------------------------
(Joseph V. Vittoria)

/s/ Theodore L. Weise          Director                       May 20, 1999
---------------------------
(Theodore L. Weise)
